                                                                     Exhibit 3.1


                                                          FEDERAL IDENTIFICATION
                                                          NO. 04-1864170


-------------         THE COMMONWEALTH OF MASSACHUSETTS
Examiner                    WILLIAM FRANCIS GALVIN
                          Secretary of the Commonwealth
              One Ashburton Place, Boston, Massachusetts 02108-1512

                        RESTATED ARTICLES OF ORGANIZATION
                    (GENERAL LAWS, CHAPTER 156B, SECTION 74)
------------
Name
Approved
            We, DANIEL DALLEMOLLE, President, and, M. FRANCES DURDEN, *Clerk,
            of ENESCO GROUP, INC.
                                 -----------------------------------------------
                                           (Exact name of corporation)

                       C/O PRINCE, LOBEL, GLOVSKY & TYE, LLP
            located at 585 COMMERCIAL STREET, BOSTON, MA 02109
                       ---------------------------------------------------------
                           (Street address of corporation in Massachusetts)

            do hereby certify that the following Restatement of the Articles of Organization was duly adopted at a meeting held on JANUARY 16, 2002 by a vote of the directors:




                                     ARTICLE I

                        The name of the corporation is:

                               ENESCO GROUP, INC.


                                   ARTICLE II

            The purpose of the corporation is to engage in the following business activity(ies):

                  TO MANUFACTURE, PROCESS, ASSEMBLE, WAREHOUSE, BUY, SELL,
            DISTRIBUTE AND OTHERWISE ENGAGE IN AND CARRY ON THE BUSINESS OF MARKETING GIFTWARE AND COLLECTIBLE PRODUCTS AND OTHER ITEMS, MATERIALS, ARTICLES, GOODS AND MERCHANDISE AND OTHERWISE DEALING IN REAL, PERSONAL AND INTELLECTUAL OR INDUSTRIAL PROPERTY OF ALL KINDS AND DESCRIPTIONS; TO EXERCISE ALL OF THE POWERS CONFERRED UPON BUSINESS CORPORATIONS BY, AND FROM TIME TO TIME PERMITTED TO BE EXERCISED BY BUSINESS CORPORATIONS UNDER, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS; AND TO ENGAGE IN AND CARRY ON ANY OTHER LAWFUL BUSINESS OR TRANSACTION WHICH MAY NOW OR HEREAFTER BE PERMITTED UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS TO BE CONDUCTED, WHETHER IN THAT COMMONWEALTH OR ELSEWHERE, BY A BUSINESS CORPORATION ORGANIZED UNDER CHAPTER 156B OF THE MASSACHUSETTS GENERAL LAWS.

                                   ARTICLE III

State the total number of shares and par value (if any) of each class of stock which the corporation is authorized to issue,.

------------------------------------------------------------------------------------------
      WITHOUT PAR VALUE STOCKS               WITH PAR VALUE STOCKS
------------------------------------------------------------------------------------------
     TYPE        NUMBER OF SHARES            TYPE          NUMBER OF SHARES      PAR VALUE
------------------------------------------------------------------------------------------
Common:               NONE                 Common:            80,000,000         $0.125

Preferred:            NONE                 Preferred:            NONE


                                   ARTICLE IV

If more than one class of stock is authorized, state a distinguishing designation for each class. Prior to the issuance of any shares of a class, if shares of another class are outstanding, the corporation must provide a description of the preferences, voting powers, qualifications, and special or relative rights or privileges of that class and of each other class of which shares are outstanding and of each series then established within any class.


NOT APPLICABLE.



                                    ARTICLE V

The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are:


NONE.



                                   ARTICLE VI

**Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders.


SEE CONTINUATION SHEET.









** If there are no provisions state "None".

NOTE: THE PRECEDING SIX(6) ARTICLES ARE CONSIDERED TO BE PERMANENT AND MAY ONLY BE CHANGED BY FILING APPROPRIATE ARTICLES OF AMENDMENT.

                               CONTINUATION SHEET


ARTICLE 6A

         A. In addition to any affirmative vote required by law or these Restated Articles of Organization or the By-laws of the Corporation, and except as otherwise expressly provided in Section B of this Article 6A, a Business Combination (as hereinafter defined) with, or proposed by or on behalf of, any Interested Stockholder (as hereinafter defined) or any Affiliate or Associate (as hereinafter defined) of any Interested Stockholder or any person who thereafter would be an Affiliate or Associate of such Interested Stockholder shall require the affirmative vote of not less than eighty percent (80%) of the votes entitled to be cast by the holders of all the then outstanding shares of Voting Stock (as hereinafter defined), voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage or separate class vote may be specified, by law or in any agreement with any national securities exchange or otherwise.

         B. The provisions of Section A of this Article 6A shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote, if any, as is required by law or by any other provision of these Restated Articles of Organization or the By-laws of the Corporation, or any agreement with any national securities exchange, if the Business Combination shall have been approved, either specifically or as a transaction which is within an approved category of transactions, by a majority (whether such approval is made prior to or subsequent to the acquisition of, or announcement or public disclosure of the intention to acquire, beneficial ownership of the Voting Stock that caused the Interested Stockholder to become an Interested Stockholder) of the Continuing Directors (as hereinafter defined).

         C. The following definitions shall apply with respect to this Article
6A:

            1.   The term "Business Combination" shall mean:

                 a. any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (i) any Interested Stockholder or (ii) any other company (whether or not itself an Interested Stockholder) which is or after such merger or consolidation would be an Affiliate or Associate of an Interested Stockholder; or

                 b. any sale, lease, exchange, mortgage, pledge, transfer or other disposition or security arrangement, investment, loan, advance, guarantee, agreement to purchase, agreement to pay, extension of credit, joint venture participation or other arrangement (in one transaction or a series of transactions) with or for the benefit of any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder involving any assets, securities or commitments of the Corporation, any Subsidiary or any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder which (except for any arrangement, whether as employee, consultant or otherwise, other than as a director, pursuant to which any Interested Stockholder or any Affiliate or Associate thereof shall, directly or indirectly, have any control over or responsibility for the management of any aspect of the business or affairs of the Corporation, with respect to which arrangements the value tests set forth below shall not apply), together with all other such arrangements (including all contemplated future events), has an aggregate Fair Market Value and/or involves aggregate commitments of $10,000,000 or more or constitutes more than 5 percent of the book value of the total assets (in the case of transactions involving assets or commitments other than capital stock) or 5 percent of the stockholders' equity (in the case of transactions involving assets or commitments other than capital stock) or 5 percent of the stockholders' equity (in the case of transactions in capital stock) of the entity in question (the "Substantial Part"), as reflected in the most recent fiscal year-end consolidated balance sheet of such entity existing at the time the stockholders of the Corporation would be required to approve or authorize the Business Combination involving the assets, securities and/or commitments constituting any Substantial Part; or

                 c. the adoption of any plan or proposal for the liquidation or dissolution of the Corporation or for any amendment to the Corporation's By-laws; or

                 d. any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or otherwise involving an Interested Stockholder) that has the effect, directly or indirectly, of increasing the proportionate share of any class or series of Capital Stock, or any securities convertible into Capital Stock or into equity securities of any Subsidiary, that is beneficially owned by any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder; or

                 e. any agreement, contract or other arrangement providing for any one or more of the actions specified in the foregoing clauses (a) to (d).

            2. The term "Capital Stock" shall mean all capital stock of the Corporation authorized to be issued from time to time under Article 3 of these Restated Articles of Organization, and the term `Voting Stock' shall mean all Capital Stock which by its terms may be voted on all matters submitted to stockholders of the Corporation generally.

            3. The term "person" shall mean any individual, firm, company or other entity and shall include any group comprised of any person and any other person with whom such person or any Affiliate or Associate of such person has any agreement, arrangement or understanding, directly or indirectly, for the purpose of acquiring, holding, voting or disposing of Capital Stock.

            4. The term "Interested Stockholder" shall mean any person (other than the Corporation or any Subsidiary and other than any profit-sharing, employee stock ownership or other employee benefit plan of the Corporation or any Subsidiary or any trustee of or fiduciary with respect to any such plan when acting in such capacity) who (a) after June 26, 1986, becomes or announces or publicly discloses a plan or intention to become the beneficial owner of Voting Stock representing ten percent (10%) or more of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock, except any person who becomes such a 10% holder solely as the result of Corporate action; or (b) is an Affiliate or Associate of the Corporation and at any time after June 26, 1986 and within the two-year period immediately prior to the date in question has become the beneficial owner of Voting Stock representing ten percent (10%) or more of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock, unless such Affiliate or Associate has become such a 10% holder solely as a result of Corporate action.

            5. A person shall be a "beneficial owner" of any Capital Stock (a) which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly; (b) which such person or any of its Affiliates or Associates has, directly or indirectly, (i) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote pursuant to any agreement, arrangement or understanding, except a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations thereunder (the "Act") (or any subsequent provisions replacing such Act, rules or regulations); or (c) which is beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Capital Stock. For the purposes of determining whether a person is an Interested Stockholder pursuant to Paragraph 4 of this Section C, the number of shares of Capital Stock deemed to be outstanding shall include shares deemed beneficially owned by such person through application of this Paragraph 5 of Section C, but shall not include any other shares of Capital Stock that may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

            6. The terms "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 under the Securities Exchange Act of 1934, as amended and the rules and regulations thereunder (the "Act"), as in effect on date of amendment (the term "registrant" in said Rule 12b-2 meaning in this case the Corporation).

            7. The term "Subsidiary" means any company of which a majority of any class of equity security is beneficially owned by the Corporation; provided, however, that for the purposes of the definition of Interested Stockholder set forth in Paragraph 4 of this Section C, the term "Subsidiary" shall mean only a company of which a majority of each class of equity security is beneficially owned by the Corporation.

            8. The term "Continuing Director" means any member of the Board of Directors of the Corporation (the "Board of Directors"), while such person is a member of the Board of Directors, who is not an Affiliate or Associate or representative of the Interested Stockholder and was a member of the Board of Directors prior to the time that the Interested Stockholder became an Interested Stockholder, and any successor of a Continuing Director while such successor is a member of the Board of Directors, who is not an Affiliate or Associate or representative of the Interested Stockholder and is recommended or elected to succeed the Continuing Director by a majority of Continuing Directors.

            9. The term "Fair Market Value" means (a) in the case of cash, the amount of such cash; (b) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Act on which such stock is listed, or, if such stock is not listed on any such exchange, the highest last quoted price or, if not so quoted, the highest average of the high bid and low asked prices in the over-the-counter market with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any similar system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Continuing Directors in good faith; and (c) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined in good faith by a majority of the Continuing Directors.

         D. A majority of the Continuing Directors shall have the power and duty to determine for the purposes of this Article 6A, on the basis of information known to them after reasonable inquiry, all questions arising under this Article 6A, including, without limitation, (a) whether a person is an Interested Stockholder, (b) the number of shares of Capital Stock or other securities beneficially owned by any person, (c) whether a person is an Affiliate or Associate of another, (d) whether a Proposed Action is with, or proposed by, or on behalf of an Interest Stockholder or an Affiliate or Associate of an Interested Stockholder, (e) whether the assets that are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $10,000,000 or more, and (f) whether the assets or securities that are the subject of any Business Combination constitute a Substantial Part. Any such determination made in good faith shall be binding and conclusive on all parties.

         E. Nothing contained in this Article 6A shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

         F. This Article 6A shall not be exclusive with respect to its subject matter.

         G. Except as otherwise provided in the Restated Articles of Organization or as otherwise required by law, any merger or consolidation or sale, lease or exchange of all or substantially all of the Corporations assets, including its goodwill, which would otherwise require a vote of stockholders of this Corporation pursuant to Chapter 156B of the General Laws of the Commonwealth of Massachusetts shall require the affirmative vote of a majority of the shares of each class of stock of this Corporation outstanding and entitled to vote on the question.

         H. For the purposes of this Article 6A, a Business Combination or any proposal to amend, repeal or adopt any provision of these Restated Articles of Organization inconsistent with this Article 6A (collectively, "Proposed Action") is presumed to have been proposed by, or on behalf of, an Interested Stockholder or an Affiliate or Associate of an Interested Stockholder or a person who thereafter would become such if (1) after the Interested Stockholder became such, the Proposed Action is proposed following the election of any director of the Corporation who with respect to such Interested Stockholder, would not qualify to serve as a Continuing Director or (2) such Interested Stockholder, Affiliate, Associate or person votes for or consents to the adoption of any such Proposed Action, unless as to such Interested Stockholder, Affiliate, Associate or person a majority of the Continuing Directors makes a good faith determination that such Proposed Action is not proposed by or on behalf of such Interested Stockholder, Affiliate, Associate or person, based on information known to them after reasonable inquiry.

         I. Notwithstanding any other provisions of these Restated Articles of Organization or the By-laws of the Corporation (and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law, these Restated Articles of Organization or the By-laws of the Corporation), any proposal to amend, repeal or adopt any provision of these Articles of Organization inconsistent with this Article 6A which is proposed by or on behalf of an Interested Stockholder or an Affiliate or Associate of an Interested Stockholder shall require the affirmative vote of the holders of not less than eighty percent (80%) of the votes entitled to be cast by the holders of all the then outstanding shares of Voting Stock, voting together as a single class; provided, however, that this Section H shall not apply to, and such eighty percent (80%) vote shall not be required for, any amendment, repeal or adoption unanimously recommended by the Board of Directors if all of such directors are persons who would be eligible to serve as Continuing Directors within the meaning of Section C, Paragraph 8 of this Article 6A.

ARTICLE 6B

         The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of not less than three nor more than eighteen directors, the exact number of directors to be determined from time to time by resolution adopted by affirmative vote of a majority of the entire Board of Directors. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board of Directors that results from an increase in the number of directors may only be filled by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring in the Board of Directors may only be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor.

         Nominations for the election of directors at an annual meeting may be made by the Board of Directors or a committee appointed by the Board of Directors or by any stockholder entitled to vote generally in the election of directors. However, any stockholder may nominate one or more persons for election as directors at an annual meeting only if written notice of such stockholders intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary not later than forty-five days prior to the anniversary of the date of the immediately preceding annual meeting. Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of this Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (e) the consent of each nominee to serve as a director if so elected. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

         A director may not be removed from office without cause, and may be removed for cause only after a reasonable notice and opportunity to be heard before the body proposing to remove him.

         Notwithstanding any other provision of these Restated Articles of Organization, the affirmative vote of holders of 80% of the shares entitled to vote at an election of directors shall be required to amend, alter, change or repeal, or to adopt any provision as part of these Restated Articles of Organization inconsistent with the purpose and intent of, this Article 6B.

ARTICLE 6C

         Except as otherwise provided herein or required by law, the Corporation may authorize, at a meeting of stockholders duly called for the purpose, by a vote of a majority of each class of stock outstanding and entitled to vote thereon, any amendment of these Restated Articles of Organization.

ARTICLE 6D

         The Board of Directors shall have the power to make, amend or repeal the Bylaws of the Corporation in whole or in part.

ARTICLE 6E

         Directors of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a Director occurring on or after April 24, 1987 notwithstanding any provision of law imposing such liability; provided, however, that the foregoing provision shall not be deemed to eliminate or limit any liability of a Director
(i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section Sixty-one or Sixty-two of the Business Corporation Law of the Commonwealth or
(iv) for any transaction from which the Director derived an improper personal benefit.

ARTICLE 6F

         Meetings of the stockholders of the Corporation shall be held anywhere within the United States, as determined by the Board of Directors of the Corporation, as permitted by the provisions of the Massachusetts Business Corporation Law.

                                   ARTICLE VII

The effective date of the restated Articles of Organization of the corporation shall be the date approved and filed by the Secretary of the Commonwealth. If a later effective date is desired, specify such date which shall not be more than thirty days after the date of filing.

THE EFFECTIVE DATE OF THE RESTATED ARTICLES OF ORGANIZATION SHALL BE APRIL 15, 2002.


                                  ARTICLE VIII

THE INFORMATION CONTAINED IN THIS ARTICLE VIII IS NOT A PERMANENT PART OF THE ARTICLES OF ORGANIZATION.

a. The street address (post office boxes are not acceptable) of the principal office of the corporation in Massachusetts is:



b. The name, residential address and post office address of each director and officer of the corporation is as follows:

            NAME            RESIDENTIAL ADDRESS              POST OFFICE ADDRESS
President:


Treasurer:

                     SEE RIDER TO ARTICLE VIII (B) ATTACHED
Clerk:


    Directors:







c. The fiscal year (i.e., tax year) of the corporation shall end on the last day of the month of: DECEMBER

d. The name and business address of the resident agent of the corporation, if any, of the corporation is:

    PRINCE, LOBEL, GLOVSKY & TYE LLP, 585 COMMERCIAL STREET, BOSTON, MA  02109


**We further certify that the foregoing Restated Articles of Organization affect no amendments to the Articles of Organization of the corporation as heretofore amended,



SIGNED UNDER THE PENALTIES OF PERJURY, this 11th day of  April, 2002,

/s/ Daniel DalleMolle, *President,
---------------------
DANIEL DALLEMOLLE

/s/ M. Frances Durden, *Clerk.
---------------------
M. FRANCES DURDEN

                            RIDER TO ARTICLE VIII(B)

                                    OFFICERS

                          Business Address          Residence Address
President:
Daniel DalleMolle         Enesco Group, Inc.        7719 Oakridge Court
                          225 Windsor Drive         Crystal Lake, IL  60012
                          Itasca, IL  60143
Clerk:
M. Frances Durden         Enesco Group, Inc.        228 Ivy Court
                          225 Windsor Drive         Streamwood, IL  60107
                          Itasca, IL  60143
Treasurer:
Jeffrey W. Lemajeur       Enesco Group, Inc.        9 East Emerson Street
                          225 Windsor Drive         Arlington Heights, IL  60005
                          Itasca, IL  60143

                                    DIRECTORS

                          Business Address          Residence Address

Anne-Lee Verville         None                      359 Stickney Hill Road
                                                    Hopkinton, NH  03229


Daniel DalleMolle         Enesco Group, Inc.        7719 Oakridge Court
                          225 Windsor Drive         Crystal Lake, IL  60012
                          Itasca, IL  60143

Eugene Freedman           Enesco Group, Inc.        1155 Oak Ridge Drive
                          225 Windsor Drive         Glencoe, IL  60022
                          Itasca, IL  60143-1225

John F. Cauley            None                      119 The Laurels
                                                    Enfield, CT  06082

George R. Ditomassi       None                      152 Tennyson Drive
                                                    Longmeadow, MA  01106

Judith R. Haberkorn       None                      Swans Way
                                                    153B Clark Point
                                                    West Tremont, ME  04690

Donald L. Krause          None                      19635 Independence Court
                                                    Brookfield, WI  53045

Donna Brooks Lucas        DBL Multi-Media Group     714 Foxdale Avenue
                          714 Foxdale Avenue        Winnetka, IL  60093
                          Winnetka, IL  60093

Homer G. Perkins          None                      8 Carol Avenue
                                                    Easthampton, MA  01027

Thane A. Pressman         None                      585 Meguzee Point Road
                                                    Unit 202
                                                    Elk Rapids, MI  49629

                        THE COMMONWEALTH OF MASSACHUSETTS

                        RESTATED ARTICLES OF ORGANIZATION
                    (GENERAL LAWS, CHAPTER 156B, SECTION 74)



                     ======================================


                     I hereby approve the within Restated
                     Articles of Organization and, the
                     filing fee in the amount of $ ________
                     having been paid, said articles are
                     deemed to have been filed with me this
                     ____________ day of _________________,
                     20____________.



                    Effective date:
                                   ------------------------











                             WILLIAM FRANCIS GALVIN
                          Secretary of the Commonwealth








                         TO BE FILLED IN BY CORPORATION
                      PHOTOCOPY OF DOCUMENT TO BE SENT TO:

                              Andrew D. Ashe, Esq.
                    -----------------------------------------
                        Prince, Lobel, Glovsky & Tye LLP
                    -----------------------------------------
                              585 Commercial Street
                    -----------------------------------------
                                Boston, MA 02109
                    -----------------------------------------

                    Telephone:  (617) 456-8065
                                -----------------------------